UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 17, 2002
                                                         ---------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
          (Exact Name of the registrant as specified in its charter)
                   (on behalf of the Providian Master Trust)
                   (formerly the First Deposit Master Trust)

                                33-59922
                                33-84844
                                33-99462
                               333-22131
                               333-55817
                               333-39856
  United States                000-22305               22-2382028
  -------------                ---------               ----------
 (State or other         (Commission File              (I.R.S. Employer
 Jurisdiction of          Number)                      Identification No.)
 Incorporation)



                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                            ----------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 575-5000.

Item 5. Other Events.
        ------------

          The conversion of the Providian Master Trust to the Chase Manhattan Bank USA, N.A. platform was completed on August 17, 2002. Effective with the conversion, the charge-off policy with respect to Providian Master Trust accounts in bankruptcy status will be changed to conform to Chase Manhattan Bank USA's policy. Chase Manhattan Bank USA's policy is to charge-off a cardholder's account which is the subject of a bankruptcy proceeding upon the earlier of 60 days after receipt of notice or the billing cycle immediately following the cycle in which the account becomes 150 days delinquent, which is in compliance with the Federal Financial Instutions Examination Council policy statement. This is a change from the Providian policy to immediately charge-off a cardholder's account which is the subject of a bankruptcy proceeding. This change in policy will result in a temporary lower net charge-off percentage reported for the Providian Master Trust in the September and October Monthly Periods.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CHASE MANHATTAN BANK USA,
                                              NATIONAL ASSOCIATION



                                              By:  /s/ Patricia Garvey
                                                   --------------------------
                                              Name:   Patricia Garvey
                                              Title:  Vice President



Date: August 20, 2002